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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                SEPTEMBER 6, 2005
                Date of Report (Date of earliest event reported)


                             MACROVISION CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                  000-22023                  77-0156161
(State or other jurisdiction of     (Commission              (I.R.S. employer
 incorporation or organization)      File No.)            identification number)


                            2830 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
          (Address of principal executive offices, including zip code)

                                 (408) 562-8400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 6, 2005, Macrovision Corporation (the "Company") announced the appointment of Mr. James Budge as Executive Vice President and Chief Financial Officer effective September 6, 2005. In this position, Mr. Budge will serve as the Principal Financial Officer and Principal Accounting Officer of the Company.

     The Company entered into an employment agreement with Mr. Budge dated July 22, 2005, and accepted on July 26, 2005, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Under the employment agreement, Mr. Budge is employed on an "at will" basis, is entitled to an initial annual base salary of $275,000, and is eligible to participate in the Company's Executive Incentive Plan with a cash payout at 100% achievement of targets equal to 50% of his prorated base salary earned during 2005, of which 80% payment for 2005 shall be guaranteed. Macrovision also will grant Mr. Budge options to purchase 200,000 shares of Company common stock, having a term of five years and vesting over three years in accordance with the terms and conditions of the Company's 2000 Equity Incentive Plan. During his employment with the Company, Mr. Budge will be granted additional options to purchase 75,000 shares of Company common stock in each of 2006 and 2007. Each additional grant will be made in two equal installments during the applicable year with exercise prices at the fair market value of the Company's common stock on the grant dates, will have a term of five years and will vest over a three-year period.

     On September 6, 2005, the Company entered into an Executive Severance and Arbitration Agreement (the "Agreement") with Mr. Budge. The Agreement is substantially similar to agreements entered into between the Company and certain of its other executive officers. A copy of the Agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference. Under the terms of the Agreement, in the event of a change of control of the Company, Mr. Budge will be entitled to receive minimum severance payments in the form of six months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In such event, the unvested options of Mr. Budge will immediately vest if he is terminated or constructively terminated within 90 days prior to the change of control, or twelve months following the change of control.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (c) On September 6, 2005, the Company announced the appointment of Mr. James Budge as Executive Vice President and Chief Financial Officer. A copy of the press release announcing Mr. Budge's appointment is attached as Exhibit 99.1 to this report. The material terms and conditions of Mr. Budge's employment with the Company are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02(c).

     Mr. Budge, age 38, has served as Chief Financial Officer of Trados, Inc., an enterprise management software provider, since January 2004. From August 2002 until joining Trados, Mr. Budge served as Chief Financial Officer of Sendmail, Inc., a secure email provider, and from April 1999 until its merger with IBM in January 2002, Mr. Budge served as Senior Vice President and Chief Financial Officer of CrossWorlds Software, Inc., a provider of business infrastructure software. Before joining CrossWorlds, Mr. Budge served as Controller of Arbor Software and then became Director of Finance of Hyperion Solutions when Hyperion acquired Arbor in August 1998. From 1990 to 1997, Mr. Budge served as a Manager of the Audit and Business Advisory Services at Price Waterhouse, now PricewaterhouseCoopers. Mr. Budge holds a B.S. in Accounting from Brigham Young University and is a Certified Public Accountant.

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     On September 6, 2005, Mr. George Monk ceased serving as the Company's
Acting Chief Financial Officer and Principal Accounting Officer. Mr. Monk will continue in employment with the Company pursuant to the terms of his employment agreement dated January 20, 2005, a copy of which was filed with the SEC at that time, in order to assist the Company and Mr. Budge with the transition.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibit is furnished with this report on Form 8-K:

     EXHIBIT
     NUMBER                              DESCRIPTION
     -----------  --------------------------------------------------------------
     10.1         Offer letter to James Budge dated July 22, 2005
     10.2 Executive Severance and Arbitration Agreement with James Budge dated September 6, 2005
     99.1         Press release announcing appointment of James Budge

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                MACROVISION CORPORATION
                                                (Registrant)




Date:  September 6, 2005                By:     /s/ Loren Hillberg
                                                --------------------------------
                                                Loren Hillberg
                                                EVP and General Counsel